UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

The Newhall Land and Farming Company
(a California Limited Partnership)

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 661-255-4000

Item 5.             Other Events

The Newhall Land and Farming Company issued a news release on October 31, 2003 announcing that the Company has revised its 2003 third quarter results and estimate for 2003 net income in response to the Financial Accounting Standards Board’s decision to indefinitely defer the implementation of certain provisions of the Statement of Financial Accounting Standards No. 150.  A copy of the news release is filed herewith as Exhibit 99.1.

Item 7.             Financial Statements and Exhibits

(c)                                  Exhibits

99.1        News Release – Newhall Land Revises 2003 Third Quarter Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

By:	Newhall Management Limited Partnership,
Managing General Partner

By:	Newhall Management Corporation,
Managing General Partner

Date November 4, 2003	By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial Officer (Principal Financial Officer)